SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)     April 23, 2003
                                                     --------------


                      INNOVATIVE SOFTWARE TECHNOLOGIES, INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       California                     000-1084047              95-4691878
------------------------------    -------------------     ----------------------
(State or other jurisdiction         (Commission File        (IRS Employer
 or incorporation)                         Number)        Identification No.)


                     5072 North 300 West, Provo, Utah 84604
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (801) 371-0755
                                                   --------------


                 204 NW Platte Valley Drive, Riverside Mo 64150
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS
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         We have recently  received written  communication  from our independent auditors, Grant Thornton LLP, pursuant to Section 10-A of the Securities Exchange Act of 1934 which questions the accuracy of our filings with the Securities and Exchange Commission primarily based on the participation of a
consultant  who  in  1988  entered  a  guilty  plea,   representing  a  criminal
conviction, relating to a tax shelter investment for which the consultant was the general partner. Grant Thornton LLP also questioned a software sale during the third quarter of fiscal year 2002 in exchange for Innovative Software securities pursuant to which the Company reported revenues from the sale based upon the fair value of the preferred stock received. In a separate letter, Grant Thornton LLP indicated that as a result of these circumstances they could not continue to be associated with the Company's December 2001 and 2000 financial statements, thereby withdrawing their report on these statements.

         We were disturbed and upset by the position expressed by Grant Thornton LLP without any prior discussion with our management, especially since issues concerning the consultant in question, who was a consultant with the Company and was never an officer, director or employee of the Company, were previously discussed in detail at a partnership and management level at Grant Thornton at the office previously responsible for the audits of Innovative Software. In addition, the Company, on its own initiative, initiated the write-down of the securities of the software sales once management ascertained the difficult financial circumstances that the other party to the transaction had experienced. The initial security sale and subsequent write-down was discussed in detail with Grant Thornton LLP by our management, and the accounting firm was involved in the process at all stages. Prior to the most recent letter, Grant Thornton LLP had not communicated any concerns or adverse discussions regarding the software sales.

         The correspondence received from Grant Thornton LLP is filed as Exhibits to this Report as is correspondence from our Company to Grant Thornton LLP which addresses these issues.

         Management of our Company is concerned regarding the conduct and attitude of Grant Thornton LLP with respect to these matters, which it believes that senior personnel at the accounting firm were fully cognizant of during the course of several audits conducted by Grant Thornton LLP.

         As a result, our four independent directors have been constituted as a committee of the Board to conduct an investigation as to all matters pertaining to the issues raised by Grant Thornton LLP, as well as to make recommendations with regard to management and the accounting firm once they have had the opportunity to complete their investigation. We have requested that Grant Thornton LLP cooperate fully with the committee of independent directors and give access to Grant Thornton personnel, files and work papers so that they may fulfill their responsibilities to the shareholders of our Company. The independent directors committee will receive sufficient funding from the Company to conduct their evaluation and is expected to retain independent counsel to assist it in its efforts.

         In addition, at a Board of Directors meeting held on Aril 14, 2003 the Board decided to dismiss Grant Thornton and have engaged the accounting firm of Robison Hill & Co. as the Company's new independent accountants for the 2001 fiscal year previously audited by Grant Thornton LLP, and to audit the 2002 fiscal year. On April 23, 2003, the Company issued a letter to Grant Thornton formally dismissing them as the Company's auditors. We will file a separate report on Form 8-K describing our change of independent accountants. The independent directors committee will also have the right to approve any other conditions pertaining to the audit.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

         (c) Exhibits

                  1. Correspondence   from  Grant  Thornton  LLP  to  Innovative
                     Software Technologies, Inc./Board of Directors - April 4, 2003 (Exhibit 99.1)

                  2. Correspondence   from  Grant  Thornton  LLP  to  Innovative
                     Software Technologies, Inc. -  April 4, 2003 (Exhibit 99.2)

                  3. Correspondence from Innovative Software Technologies,  Inc.
                     to Grant Thornton LLP - April 4, 2003 (Exhibit 16)

                  4. Correspondence from Innovative Software Technologies,  Inc.
                     to Grant Thornton LLP - April 11, 2003 (Exhibit 99.3)

                  5. Correspondence from Innovative Software Technologies,  Inc.
                     to Grant Thornton LLP - April 15, 2003 (Exhibit 99.4)

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INNOVATIVE SOFTWARE TECHNOLOGIES,
                              INC.


                              By:   /s/ Douglas S. Hackett
                                    -----------------------------------------
                                    Douglas S. Hackett, President, Chief
                                    Executive Officer and Director


                              By:   /s/ Linda W. Haslem
                                    -----------------------------------------
                                    Linda W. Haslem, Chief Financial Officer


DATED: April 24, 2003








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